As filed with the Securities and Exchange Commission on October 1, 2002
Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

LOOKSMART, LTD.
(Exact name of Registrant as specified in its Charter)

DELAWARE	13-3904355
(State of Incorporation)	(I.R.S. Employer Identification Number)

625 Second Street
San Francisco, CA 94107
(Address, including zip code, of Registrant’s Principal Executive Offices)

AMENDED AND RESTATED 1998 STOCK PLAN
(Full Title of Plan)

Martin E. Roberts, Esq.
Vice President and General Counsel
LookSmart, Ltd.
625 Second Street
San Francisco, CA 94107
(415) 348-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Gregory J. Conklin, Esq.
Gibson, Dunn & Crutcher LLP
One Montgomery Street
San Francisco, CA 94104
(415) 393-8200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

1998 Stock Plan Common Stock, $0.001 par value	7,500,000 shares(3)	$0.97	$7,275,000	$669.30

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated 1998 Stock Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low price of the Company’s Common Stock as reported on the Nasdaq National Market on September 30, 2002.

(3)	Represents an increase in the number of shares authorized for issuance under the Amended and Restated 1998 Stock Plan.

INTRODUCTION

This Registration Statement on Form S-8 is filed by LookSmart, Ltd., a Delaware corporation (“LookSmart” or the “Company”), to register an additional 7,500,000 shares of the Company’s common stock, par value $0.001 per share, issuable under the Company’s Amended and Restated 1998 Stock Plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

In accordance with General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a)    Registration Statement No. 333-89613 on Form S-8 as filed on October 25, 1999 relating to the Company’s Amended and Restated 1998 Stock Plan;

(b)    Registration Statement No. 333-45634 on Form S-8 as filed on September 12, 2000 relating to the Company’s Amended and Restated 1998 Stock Plan;

(c)    Registration Statement No. 333-65986 on Form S-8 as filed on July 27, 2001 relating to the Company’s Amended and Restated 1998 Stock Plan.

ITEM 8.    EXHIBITS.

Exhibit No.	Description

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained in signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on September 30, 2002.

LOOKSMART, LTD.

By:	/S/ EVAN THORNLEY
Evan Thornley, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dianne Dubois and Martin E. Roberts, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ EVAN THORNLEY Evan Thornley	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2002

/s/ DIANNE DUBOIS Dianne Dubois	Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2002

/s/ ANTHONY CASTAGNA Anthony Castagna	Director	September 30, 2002

/s/ EDWARD WEST Edward West	Director	September 30, 2002

/s/ TRACEY ELLERY Tracey Ellery	Director	September 30, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained in signature page hereto).